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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES



Pegasus No. 1, LLC                                      Delaware

Pegasus GP, LLC                                         Delaware

Pegasus Business Intelligence, LP                       Delaware

Pegasus Commission Processing, LP                       Delaware

Pegasus Electronic Distribution, LP                     Delaware

Pegasus No. 2, LLC                                      Delaware

TravelWeb, LP                                           Delaware

Pegasus Systems, Inc. (UK) Limited                      UK

Pegasus Worldwide, Inc.                                 Delaware